Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 3 to the Registration Statement on Form S-1 of our report dated January 26, 2010 relating to the financial statements of Patio-Bahia, Inc.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

/s/ WEBB & COMPANY, P.A.
WEBB & COMPANY, P.A.
Certified Public Accountants

Boynton Beach, Florida
April 29, 2010